UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

SiTime Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive, Santa Clara, CA		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

SiTime Corporation (the “Company”) has established record and meeting dates for its 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The Company’s stockholders of record at the close of business on April 14, 2020, will be entitled to notice of the meeting and to vote upon matters considered at the meeting. The 2020 Annual Meeting will be held at the offices of the Company, located at 5451 Patrick Henry Drive, Santa Clara, CA 95054 on June 2, 2020.

A stockholder proposal not included in the proxy statement for the 2020 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Company’s Secretary at its headquarters and otherwise complies with the provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”). To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not more than 120 days nor less than 90 days before the one year anniversary of the prior year’s annual meeting. However, if the Company did not hold an annual meeting in the prior year or if the current year’s annual meeting is held more than 30 days before or after the one year anniversary of the prior year’s annual meeting, then the Company must receive the stockholder’s notice by the later of (i) 90 days before the current year’s annual meeting or (ii) 10 days after public announcement of the current year’s annual meeting date. For the 2020 Annual Meeting, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaws no later than the close of business on March 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SITIME CORPORATION

Date: February 20, 2020	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Executive Vice President and Chief Financial Officer

2